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Exhibit 5.1

[Letterhead of Goodwin Procter LLP]

June 30, 2017

Plug Power Inc.
968 Albany-Shaker Road
Latham, New York, 12110

Re:    Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 5,250,750 shares of common stock, par value $0.01 per share (the "Shares") of Plug Power Inc., a Delaware corporation (the "Company"), issuable upon exercise of a warrant to purchase the Shares (the "Warrant") held by the selling stockholder listed in the Registration Statement under "Selling Stockholder" (the "Selling Stockholder"), to be newly issued by the Company and sold by the Selling Stockholder. The Registration Statement provides that the Shares may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement.

        We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. For purposes of the opinion set forth below, we have assumed that before the Shares are issued the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its certificate of incorporation such that the number of unissued shares of Common Stock authorized under the Company's certificate of incorporation is less than the number of Shares.

        The opinions set forth below is limited to the Delaware General Corporation Law.

        Based on the foregoing, we are of the opinion that the Shares, when and if issued upon exercise of the Warrant in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

        We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/s/Goodwin Procter LLP
GOODWIN PROCTER LLP

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  Exhibit 5.1
[Letterhead of Goodwin Procter LLP ]